Venable LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                               Washington DC 20005
                                 (202) 962-8300


                               September 19, 2003


Celsion Corporation
10220-I Old Columbia Road
Columbia, Maryland 21046

         Re:   Registration for Resale of 18,880,158 Shares
               of Common Stock for Resale on Form S-3
               --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Celsion Corporation, a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (File No. 333-108318) filed on August 28, 2003 (as the same may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration for resale, by certain securityholders named in the Registration Statement, of up to 18,880,158 shares (the "Registration Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Registrant, consisting of (a) 12,028,045 currently outstanding shares of Common Stock (the "Common Shares"), (b) up to 5,002,113 shares of Common Stock (the "Warrant Shares") underlying Common Stock purchase warrants (the "Warrants") outstanding and exercisable as of the date hereof and (c) up to 1,850,000 shares of Common Stock (the "Option Shares") underlying options (the "Options") to purchase Common Stock outstanding and exercisable as of the date hereof.

         This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

                  (i) the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 17, 2000; the Certificate of Designations of the Registrant as filed with the Secretary of State on August 17, 2000; the Certificate of Ownership of the Registrant filed with the Secretary of State on August 17, 2000; the Certificate of Amendment of the Registrant as filed with the Secretary of State on June 5, 2001; the Certificate of Designations of the Registrant as filed with the Secretary of State on May 29, 2002; the Certificate of Designations of the Registrant as filed with the Secretary of State on August 20, 2002; and the Certificate of Amendment of the Registrant as filed with the Secretary of State on November 8, 2002, effective as of November 11, 2002 (collectively, the "Certificate of Incorporation");

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Celsion Corporation
September 19, 2003
Page 2
                  (ii) the bylaws of the Registrant, as amended, and in effect as of the date hereof (the "Bylaws");

                  (iii)    the Registration Statement;

                  (iv) a form of subscription agreement (the "Private Placement Subscription Agreement") relating to the issuance and sale of up to 9,503,045 Common Shares (the "Private Placement Shares") and Warrants to purchase up to 2,850,914 Warrant Shares (the "Private Placement Warrants");

                  (v)      a form of the Private Placement Warrant;

                  (vi) a form of subscription agreement (the "Placement Agent Subscription Agreement") relating to the issuance and sale of Warrants (the "Placement Agent Warrants") to purchase 1,111,857 Warrant Shares

                  (vii)    a form of the Placement Agent Warrant;

                  (viii) that certain Subscription Agreement (the "Zong Subscription Agreement") by and between the Registrant and He Yao Zong, pursuant to which funds were received on November 12, 2002, relating to the issuance and sale of up to 900,000 Common Shares (the "Zong Shares");

                  (ix) that certain Subscription Agreement (the "Liu Subscription Agreement") by and between the Registrant and Kathy Liu, pursuant to which funds were received on December 23, 2002, relating to the issuance and sale of up to 225,000 Common Shares (the "Liu Shares");

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Celsion Corporation
September 19, 2003
Page 3
                  (x) that certain Subscription Agreement (the "Lowtan Subscription Agreement") by and between the Registrant and Madhoomatee Lowtan, pursuant to which funds were received on December 31, 2002, relating to the issuance and sale of up to 1,050,000 Common Shares (the "Lowtan Shares");

                  (xi) that certain Consulting Agreement (the "Weinstein Consulting Agreement") by and between the Registrant and National Securities (David Weinstein), dated December 27, 2002, relating to the issuance and sale of up to 50,000 Common Shares (the "Weinstein Shares");

                  (xii) that certain Letter Agreement (the "Equity Share Agreement") between the Registrant and Equity Communications LLC, dated December 3, 2002, relating to the issuance and sale of up to 200,000 Common Shares (the "Equity Shares");

                  (xiii) that certain Letter Amendment, dated May 22, 2002, to the Agreement between Equity Communications LLC and the Registrant (collectively, "Equity Agreement"), dated November 5, 2001, relating to the issuance and sale of options to purchase up to 250,000 shares of Common Stock (the "Equity Options");

                  (xiv) that certain Letter dated September 18, 2003, from John Mon, Vice President and Corporate Secretary of the Registrant to Venable LLP indicating that, in lieu of the Equity Options, the Registrant issued Warrants to purchase up to 250,000 Warrant Shares to Equity Communications LLC (the "Equity Warrants") pursuant to the Equity Agreement;

                  (xv)     a form of Equity Warrant;

                  (xvi) that certain Warrant (the "Chizzik Warrant") dated April 30, 2003, relating to the issuance and sale of Warrants to purchase up to 100,000 Warrant Shares;

                  (xvii) that certain Letter Agreement (the "Broadmark Letter Agreement") between the Registrant and Broadmark Capital Corporation, dated February 15, 2002, relating to the issuance and sale of Warrants to purchase up to 50,000 Warrant Shares;

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Celsion Corporation
September 19, 2003
Page 4
                  (xviii) that certain Warrant (the "Broadmark Warrant") dated May 1, 2002, issued by the Registrant to Broadmark Capital Corporation relating to the issuance and sale of Warrants to purchase up to 50,000 Warrant Shares;

                  (xix) that certain Letter (the "Moors & Cabot Letter") from Moors & Cabot, Inc. to the Registrant, dated January 13, 2003, relating to the issuance and sale of up to 50,000 Common Shares (the "Moors & Cabot Shares");

                  (xx) that certain Letter Agreement (the "Strategic Letter Agreement") between the Registrant and Strategic Growth International, Inc., dated April 8, 2003, relating to the issuance and sale of warrants to purchase up to 850,000 shares of Common Stock, of which Warrants (the "Strategic Warrants") to purchase 350,000 Warrant Shares vested as of April 8, 2003;

                  (xxi) that certain Agreement (the "Volk Agreement") between Spencer J. Volk and the Registrant, dated October 4, 2001, relating to the issuance and sale of Options to purchase up to 1,850,000 Option Shares (the "Volk Options");

                  (xxii) those certain Warrants issued by the Registrant to Mark Dewhirst, dated as of October 1, 2000, May 15, 1999, May 15, 1998 and May 15, 1997, relating to the issuance and sale of up to 3,000, 3000, 3,000 and 5,000 Warrant Shares, respectively (collectively, the "Dewhirst Warrants");

                  (xxiii) those certain Warrants issued by the Registrant to Claude Tihon, dated as of May 15, 1999, May 15, 1998, and May 15, 1997, relating to the issuance and sale of up to 3,000, 3,000 and 5,000 Warrant Shares, respectively (collectively, the "Tihon Warrants");

                  (xxiv) that certain Warrant (the "Beard Private Placement Warrant") issued by the Registrant to Donald S. Beard dated February 19, 1997, relating to the issuance and sale of Warrants to purchase up to 137,872 Warrant Shares;

                  (xxv) those certain Warrants issued by the Registrant to Donald S. Beard dated as of October 1, 2000, May 15, 1999, and May 15, 1998, relating to the issuance and sale of up to 3,000, 3,000 and 3,000 Warrant Shares, respectively (collectively, the "Beard Warrants");

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Celsion Corporation
September 19, 2003
Page 5
                  (xxvi) those certain Warrants issued by the Registrant to Gloria C. Li, dated as of October 1, 2000, May 15, 1999, May 15, 1998 and May 15, 1997, relating to the issuance and sale of up to 3,000, 3,000, 3,000 and 5,000 Warrant Shares, respectively (the "Li Warrants");

                  (xxvii) those certain Warrants issued by the Registrant to Robert Barnett, dated as of October 1, 2000, May 15, 1999, May 15, 1998 and May 15, 1997, relating to the issuance and sale of up to 3,000, 3,000, 3,000 and 5,000 Warrant Shares, respectively (the "Barnett Warrants");

                  (xxviii) those certain Warrants issued by the Registrant to David Needham, dated as of October 1, 2000, May 15, 1999, May 15, 1998 and May 15, 1997, relating to the issuance and sale of up to 3,000, 3,000, 3,000 and 5,000 Warrant Shares, respectively (the "Needham Warrants");

                  (xxix) those certain warrants issued by the Registrant to Arnold Melman, dated as of October 1, 2000 and June 9, 1997, relating to the issuance and sale of up to 3,000 and 50,000 shares of Common Stock, respectively of which Warrants (the "Melman Warrants") to purchase 25,470 Warrant Shares are covered by this opinion;

                  (xxx) that certain Warrant issued by the Registrant to Claude Tihon, dated June 1, 2000, relating to the issuance and sale of up to 50,000 Warrant Shares (the "Tihon Board Member Warrant");

                  (xxxi) that certain Warrant issued by the Registrant to LaSalle D. Leffall, Jr., dated June 1, 2000, relating to the issuance and sale of up to 50,000 Warrant Shares (the "Leffall Warrant");

                  (xxxii) certain resolutions of the Board of Directors of the Registrant (the "Board"), certified by an officer of the Registrant, relating to, among other things, (a) the issuance of the Private Placement Shares, Zong Shares, Liu Shares, Lowtan Shares, Weinstein Shares, Equity Shares and Moors & Cabot Shares; (b) the issuance of the Private Placement Warrants, Placement Agent Warrants, Equity Warrants, Chizzik Warrant, Broadmark Warrant, Strategic Warrants, Volk Options, Dewhirst Warrants, Tihon Warrants, Beard Private Placement Warrant, Beard Warrants, Li Warrants, Barnett Warrants, Needham Warrants, Melman Warrants, Tihon Board Member Warrant and Leffall Warrant; (c) the approval of the form of Private Placement Subscription Agreement, the form of Private Placement Warrant, the form of Placement Agent Subscription Agreement, the form of Placement Agent Warrant, the Zong Subscription Agreement, the Liu Subscription Agreement, the Lowtan Subscription Agreement, the Chizzik Warrant, the form of Equity Warrant, the Broadmark Warrant, the Strategic Warrants, the Dewhirst Warrants, the Tihon Warrants, the Beard Warrants, the Li Warrants, the Barnett Warrants, the Needham Warrants, the Melman Warrants, the Tihon Board Member Warrant, the Leffall Warrant, and the transactions contemplated thereby; and (d) the approval of the Registration Statement;

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Celsion Corporation
September 19, 2003
Page 6
                  (xxxiii) a certificate of the Secretary of State of the State of Delaware dated as of September 12, 2003, as to the good standing of the Registrant; and

                  (xxxiv) a certificate of an officer of the Registrant as to certain matters, dated September 19, 2003 (the "Officer's Certificate").

                   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with the documents that we have reviewed or with our opinions as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

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Celsion Corporation
September 19, 2003
Page 7
                   In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have, with your consent, assumed the following matters:

                   (1) that (a) except for the (i) counterparty, (ii) date(s),
(iii) number of securities, and (iv) if applicable, the exercise price of the derivative securities (collectively, the "Specific Terms"), each Private Placement Warrant conforms to the form of Private Placement Warrant furnished for our review; (b) except for the Specific Terms, each Private Placement Subscription Agreement conforms to the form of Private Placement Subscription Agreement furnished for our review; (c) except for the Specific Terms, each Placement Agent Subscription Agreement conforms to the form of Placement Agent Subscription Agreement furnished for our review; (d) except for the Specific Terms, each Placement Agent Warrant conforms to the form of Placement Agent Warrant furnished for our review; and (e) except for the Specific Terms, each Equity Warrant conforms to the form of Equity Warrant furnished for our review;

                   (2) that each of the Private Placement Subscription Agreements, each of the Private Placement Warrants, each of the Placement Agent Subscription Agreements, each of the Placement Agent Warrants, and each Equity Warrant has been duly authorized, executed and delivered by each of the parties thereto;

                   (3) that the Registrant has received or will receive, prior to the time of issuance of the Common Shares, the Warrants, the Warrant Shares, the Options and the Option Shares, as applicable, the entire amount of the consideration contemplated by (a) the Private Placement Subscription Agreement, the Private Placement Warrants, the Placement Agent Subscription Agreement, the Placement Agent Warrants, the Zong Subscription Agreement, the Liu Subscription Agreement, the Lowtan Subscription Agreement, the Weinstein Consulting Agreement, the Equity Share Agreement, the Equity Agreement, the Equity Warrant, the Chizzik Warrant, the Broadmark Letter Agreement, the Broadmark Warrant, the Moors & Cabot Letter, the Strategic Letter Agreement, the Volk Agreement, the Dewhirst Warrants, the Tihon Warrants, the Beard Private Placement Warrant, the Beard Warrants, the Li Warrants, the Barnett Warrants, the Needham Warrants, the Melman Warrants, the Tihon Board Member Warrant and the Leffall Warrant, as the case may be and (b) the resolutions of the Board authorizing the issuance of the Common Shares, the Warrant Shares, the Warrants, the Options and the Option Shares.

                   (4) that the Registrant has and will have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of the Warrant Shares and the Option Shares;

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Celsion Corporation
September 19, 2003
Page 8
                   (5) that the relevant provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (the "DGCL") in effect at the time of issuance of any of the Registration Shares did not or will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation, the Bylaws and the DGCL in effect as of the date of this opinion letter and that no additional relevant provisions shall have been added subsequent to the date hereof;

                   (6) that stock certificates (the "Stock Certificates") representing the Common Stock, in the form attached as Exhibit C to the Officer's Certificate, have been or will be duly completed, executed and delivered by the President and the Secretary of the Registrant to reflect each due and valid issuance of the Common Shares, the Warrant Shares or the Option Shares, as the case may be;

                   (7) that no Warrant Shares or Options Shares shall be issued at a per share price less than the par value thereof; and

                   (8) that each issuance of Registration Shares has been or will be recorded properly in the stock ledger of the Registrant at the time of such issuance.

                   Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinions as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that

                   (a) the Registration Shares have been duly authorized;

                   (b) the Private Placement Shares, Zong Shares, Liu Shares, Lowtan Shares, Weinstein Shares, Equity Shares and Moors & Cabot Shares have been validly issued and are fully paid and nonassessable;

                   (c) when issued, delivered and paid for in accordance with the terms of the Private Placement Warrants, Placement Agent Warrants, Equity Warrants, Chizzik Warrant, Broadmark Warrant, Strategic Letter Agreement, Dewhirst Warrants, Tihon Warrants, Beard Private Placement Warrant, Beard Warrants, Li Warrants, Barnett Warrants, Needham Warrants, Melman Warrants, Tihon Board Member Warrant and Leffall Warrant, as the case may be, the Warrant Shares will be validly issued, fully paid and nonassessable; and

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Celsion Corporation
September 19, 2003
Page 9
                   (d) when issued, delivered and paid for in accordance with the terms of the Volk Agreement, the Option Shares will be validly issued, fully paid and nonassessable.

                   This letter expresses our opinions with respect to the DGCL (without regard to the principles of conflict of laws thereof) governing matters such as due organization and the authorization and issuance of stock as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws related to the matters set forth herein as in effect as of the date hereof. It does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of stock exchanges or of any other regulatory body, and we do not express any opinion as to the effect of any other laws, rules or regulations on the opinions stated herein. We assume no obligation to update the opinions set forth herein.

                   We hereby consent to the use of and filing of this opinion letter and the opinions expressed herein as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter and the opinions expressed herein are being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, our prior written consent.

                                            Very truly yours,

                                            /s/ Venable LLP